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EXHIBIT 23.3



CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 (No. 333-115613) filed on Form S-1 of Genius Products, Inc. of our report dated March 19, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


/s/ CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
May 13, 2005